Exhibit 99.2

CONFIDENTIAL Modulating RNA Processing TO TARGET THE UNDRUGGABLE Investor Presentation June 2026

CONFIDENTIAL 2 Disclaimers Important Information for Investors This confidential presentation (“Presentation”) is for informational purposes only and is being provided to interested partie s s olely in their capacity as potential investors for the purpose of evaluating a potential private offering of securities (the “Pu rpose”) by Remix Therapeutics, Inc. (collectively with its subsidiaries, “Remix”), in connection with a potential business combination between Passage Bio, Inc. (collectively with its subsidiaries, “Passage”) and Remix (the “Prop ose d Transaction”). By accepting this Presentation, you acknowledge and agree that all of the information contained herein is co nfi dential, that you will use such information only for the Purpose and that you shall not use such information in any way that is detrimental to Remix or Passage. The information contained herein does not purport to be all - inclusive and neither Remix, Passage, nor any of their respective affiliates or respective control persons, officers, directo rs , employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult your own coun sel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting thi s Presentation, you confirm that you are not relying upon the information contained herein to make any investment or other decision. Furthermore, by accepting this presentation you will be deemed to represent that you a re an accredited investor, have the capacity to protect your own interests in connection with the offering and have sufficient k now ledge and experience in investing in investments similar to the securities to properly evaluate the merits and risks of the investment in the securities. This Presentation has been prepared by Remix. While Remix believes that the financial and other information contained herein is accurate, Remix expressly disclaims any and all liability for the contents of, or omissions from, this Presentation and for a ny other written or oral communication transmitted or made available to a recipient. This Presentation includes certain statements and estimates provided by Remix with respect to Remix's historical and anticipa ted performance as well as Remix's relative position within its market and industry. Such statements and estimates reflect variou s assumptions by Remix (some of which may not be stated) that may or may not prove to be accurate. Remix nor its affiliates or employees, directors, officers, contractors, advisors, members, successors, representat ive s or agents makes any representations or warranties (express or implied) concerning the accuracy or completeness of this Pres ent ation, nor shall they have any liability for any representations or warranties (expressed or implied) contained in, or for any omissions from or errors in, this Presentation or any other written or oral communications tra nsmitted to the recipient in the course of its evaluation of Remix and/or the Proposed Transaction. Only those particular rep res entations and warranties that may be made in a definitive agreement when, as and if one is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any l ega l effect. The projections and estimates of Remix's financial and operating performance throughout this Presentation have been provided to assist parties who may be interested in the Proposed Transaction but are not to be viewed as facts and should not be relied u pon as a representation of future results. The assumptions underlying the estimates and projections contained herein are subject to significant economic and competitive uncertainties and contingencies beyond Remix 's control. Also, judgments based upon past performance may not be necessarily indicative of future performance or industry tren ds. Consequently, no assurances are made or implied as to the reliability of such projections or estimates and the inclusion of the projections and estimates herein should not be regarded as a representation th at the projected results will be achieved. No independent accounting firm has examined or reviewed the financial estimates or pr ojections contained herein, and accordingly, no conclusion or any form of assurance with respect thereto is provided. Certain information contained in this Presentation relates to or is based on studies, publications, surveys and Remix's own i nte rnal estimates and research. In this Presentation, Remix relies on, and refers to, publicly available information and statist ics regarding market participants in the sector in which Remix competes and other industry data. Any comparison of Remix to any other entity assumes the reliability of the information available to Remix. Remix obtained thi s i nformation and statistics from third - party sources, including reports by market research firms and company filings. In addition, all of the market data included in this Presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while Remix believ es its internal research is reliable, such research has not been verified by any independent source and Remix has not independen tly verified the information. This Presentation and the information contained herein shall be subject to the terms of the Confidentiality and Non - Disclosure A greement previously executed by the recipient. The recipient agrees not to use or disclose to any person any information cont ain ed in this Presentation, the fact that it obtained confidential information concerning Remix, the fact that discussions or negotiations are taking place, or have taken place, concerning the Proposed Transaction i nvo lving Remix, or any of the other terms, conditions or other facts with respect to any such possible transaction. In furnishing this Presentation, neither Remix nor Passage undertakes an obligation to provide the recipient with access to a ny additional information or to update or correct any information provided. This Presentation shall not be deemed an indication of the state of affairs of Remix nor shall it constitute an indication that there has been no change in the business or affairs of Remix since the date hereof. Remix and Passage expressly reserve the right, without givi ng reason, at any time and in any respect, to terminate discussions with any or all parties, to reject any or all proposals and to negotiate with any party with respect to the Proposed Transaction. No person is authorized to give any information not contained in this Presentation. No other information has been authorized by Remix to be provided other than the information contained herein. Any information not contained herein must not be relied upo n a s having been authorized by Remix. Except as otherwise indicated, this Presentation reflects information made available as of the date on the cover page of this summary. Neither the delivery of this Presentati on nor any transaction made hereunder shall, under any circumstances, create the implication that there has been no change in th e a ffairs of Remix since the respective dates at which the information is given herein or the date hereof. The information contained in this Presentation should not be assumed to have been updated at any time subsequent to the date shown on the first page of this Presentation and the delivery of this Presentation does not constitute a representat io n by any person that such information will be updated at any time after the date of this Presentation. Private Placement This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Remix or Pass age , nor does it constitute an offer to sell or a solicitation of an offer to buy any securities from any person in any state or ot her jurisdiction in which such offer or solicitation would be unlawful. Furthermore, nothing contained in this Presentation shall be deemed to be a recommendation to buy or sell securities of Remix or Passage, nor shall it be relie d u pon to make personal investment decisions. Recipients of this Presentation should not construe the contents hereof to constit ute legal, tax, regulatory, financial, accounting or other advice. Any recipient of this Presentation should seek advice from its own independent tax advisor, legal counsel and/or other advisor with respect to such ma tters. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURI TIE S ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAW. ANY SECURITIES TO BE OFF ERE D IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITI ES COMMISSION OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY, AND WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON AN EXEM PTI ON FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D OR R EGU LATION S UNDER THE SECURITIES ACT). THIS DOCUMENT DOES NOT CONSTITUTE, OR FORM A PART OF, AN OFFER TO SELL OR THE SOLICITATIO N O F AN OFFER TO BUY IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. Forward - Looking Statements Certain statements in this Presentation may constitute “forward - looking statements.” Forward - looking statements include, but are not limited to, statements regarding Remix's expectations, hopes, beliefs, intentions or strategies regarding the future incl ud ing, without limitation, statements regarding: Remix's RNA processing platform and product candidates, including the safety or efficacy of REM - 422; Remix's clinical trials in adenoid cystic carcinoma (“ACC”), ac ute myelogenous leukemia (“AML”) & high - risk myelodysplastic syndrome (“HR - MDS”), including the timing of regulatory filings and data readouts and other developments or results in connection therewith; expected interactions or filings with regulators, including the Food & Drug Administration (“FDA”) and European Medicines Agency (“EMA ”); the market opportunity, potential for combination therapies or other potential indications for REM - 422; the expected timing of commercialization of any of its product candidates, including REM - 422; the potential of Remix's discovery programs, including RXSM - 1244 or other programs targeting MYC - dependent cancers and related pre - clinical studi es; Remix's expected cash runway; Remix's collaborations with third parties; and the Proposed Transaction, including any info rma tion with respect to the combined company and any anticipated benefits from the Proposed Transaction. In addition, any statements that refer to projections, forecasts, or other characterizations of future eve nts or circumstances, including any underlying assumptions, are forward - looking statements. The words “anticipate,” “believe,” “ continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identi fy forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are based on current expectations and assumptions that, while considered reasonable, are inherently u ncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertain tie s. Risks and uncertainties that may cause actual results to differ materially from current expectations include, but are not limited to: uncertainties inherent in preclinical studies and clinical trials; risks and un cer tainties regarding whether results from preclinical studies and clinical trials will be predictive of the results of future t ria ls; risks related to the expected timing of submissions to regulatory authorities and timing for review by such regulatory authorities; risks and uncertainties related to collaborations with third parties; competition; the risk that Re mix may not be able to execute on its business plans and strategies; risks and uncertainties related to the Proposed Transact ion , including the risk that the Proposed Transaction may not be consummated on the anticipated terms or at all; the risk that the parties' expectations with respect to the benefits of the Proposed Transaction and the com bin ed company may not be realized; and risks related to market volatility and global economic conditions. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neith er Remix nor Passage undertakes or accepts any duty to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This Presentation does not purport to summarize all of the conditions, risks and other attributes of an investment in Remix, Pas sage or the combined company or otherwise with respect to the Proposed Transaction. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the propert y o f their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM, © or ® symbols, but Remix and Passage will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these tradem ark s, service marks, trade names and copyrights. Confidentiality Notice This Presentation is intended exclusively for the individual or entity to which it is addressed. This Presentation and the ac com panying communication may contain information that is proprietary, privileged, confidential or otherwise legally exempt from dis closure. If you are not an intended recipient, you are not authorized to read, print, retain, copy or disseminate this Presentation or any part of it. If you have received this Presentation in error, please notify the s end er immediately and delete all copies of this Presentation. Parties who do not wish to pursue this matter, or upon the request of Remix or Passage, shall promptly return all material re cei ved from Remix and/or Passage including this Presentation and other material received in the course of investigation. NONE OF RE MIX, PASSAGE, OR ANY OF THEIR CUSTOMERS, VENDORS, OR PARTNERS SHOULD BE CONTACTED DIRECTLY UNDER ANY CIRCUMSTANCE.

Risk Factors

Risk Factors

Both Remix and Passage are subject to various risks associated with their businesses and their industries. In addition, the Proposed Transaction, including the possibility that the Proposed Transaction may not be completed, poses a number of risks to each company and its respective securityholders. All references to "we," "us" or "our" refer to the businesses of Remix and Passage prior to the consummation of the Proposed Transaction. The risks described below make up a non-exhaustive list of the key risks related to Remix and Passage's businesses and the factors that could cause actual results to differ from the forward-looking statements described in this Presentation. This list has been prepared solely for potential private placement investors in connection with the Proposed Transaction and not for any other purpose. You should carefully consider these risks and uncertainties, as well as other risks set forth in the section entitled "Risk Factors" in Passage's most recent quarterly report on Form 10-Q, its most recent annual report on Form 10-K and its other SEC filings. You should also carry out your own due diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this private placement transaction before making an investment decision. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished in respect of the Proposed Transaction with the SEC:

- Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. We have incurred significant losses since inception, we have not generated any revenue from product sales to date and may never do so.
- REM-422, our lead product candidate, is currently in clinical development and has not received regulatory approval. There is no assurance that our clinical trials will be successful or that we will obtain regulatory approval for REM-422 or any other product candidate on the timelines we expect, or at all.
- Our clinical trials of REM-422 in ACC and AML/HR-MDS, as well as our other product candidates, may not demonstrate sufficient safety and efficacy to obtain regulatory approval. We may be unable to advance product candidates through clinical development, or commercialize them if approved, and we may experience significant delays in doing so.
- Our expectations regarding a Breakthrough Therapy Designation filing for REM-422 and EMA interactions are subject to regulatory uncertainty, and there can be no assurance that such designations or favorable outcomes will be obtained.
- Our current or future product candidates may cause adverse or other undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following marketing approval, if any.
- Even if the Proposed Transaction and the proposed private placement transaction are successful, we will require substantial additional capital to finance our operations in the future. If we are unable to raise such capital when needed, or on acceptable terms, we may be forced to delay, reduce or eliminate our development and pre-clinical programs, current or future clinical trials or future commercialization efforts.
- Our expectations regarding our cash runway and ability to reach data inflection points are based on numerous assumptions that may prove to be untrue; we may be required to raise capital sooner than anticipated and our exposure to certain contingent liabilities and contractual obligations may be greater than anticipated.
- We operate in intensely competitive markets that include companies with greater financial, technical and marketing resources than us. Competitive products may impair our product candidates' development or limit their commercial potential.
- We depend on collaborations with third parties, including Roche Holding AG, and there can be no assurance that our collaborators will fulfill their obligations, that our collaborations will yield the anticipated milestone payments or royalties, or that these collaborations will not be terminated.
- Failure to manage our growth effectively could cause our business to suffer and have a material adverse effect on our ability to execute our business strategy, as well as operating results and financial condition.
- As our costs increase, we may experience fluctuations in our operating results, which could make our future operating results difficult to predict or cause operating results to fall below analysts' and investors' expectations.
- Our RNA processing discovery programs, including our MYC-targeting program, are at early stages of development and may not result in product candidates that can be advanced into clinical trials or ultimately receive regulatory approval.
- The biomarker-based patient selection strategy for REM-422 in ACC is based on preliminary clinical observations, and there can be no assurance that this approach will be validated in confirmatory studies or accepted by regulatory authorities for product labeling.
- If we are unable to obtain and maintain patent and other intellectual property protection for our technology and product candidates, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and product candidates similar or identical to ours, and our ability to successfully commercialize our technology and/or product candidates may be impaired.
- We may be subject to intellectual property rights claims by third parties, which are costly to defend, could require us to pay significant damages and may disrupt our business and operations.
- We are party to license agreements and collaboration agreements with third parties pursuant to which we obtained or granted rights to certain intellectual property; termination of these agreements or the failure to comply with obligations thereunder could materially harm our business.
- The conditions to complete the Proposed Transaction may not be satisfied, we may not realize the expected benefits of the Proposed Transaction, or we may uncover liabilities following the consummation of the Proposed Transaction that we had not anticipated.
- The shares acquired in the proposed private placement transaction will be subject to registration with the SEC, and upon registration, the share price may be volatile due to a variety of factors, such as changes in the competitive environment in which we operate, the regulatory framework of the industry in which we will operate, developments in our business and operations and changes in our capital structure.

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remix therapeutics

CONFIDENTIAL 4 Merger of Remix Therapeutics and Passage Bio Overview Transaction Summary Management and Board • Remix, a clinical - stage biotechnology company developing novel small molecule therapies designed to reprogram RNA processing and address disease drivers at their origin intends to merge with Passage Bio, Inc (Nasdaq: PASG) • Passage exploration of strategic alternatives initiated in April 2026, evaluating several potential candidates • Supported by the Board of Directors of both companies and subject to stockholder approval and other customary closing conditions • Combined company will focus on advancing the development of Remix programs and targets • Merger expected to close in the second half of 2026 • Pro forma ownership: 92.6% Remix and 7.4% Passage, after giving effect to Remix concurrent financing • Combined company will be well capitalized including $100MM from concurrent financing, combined with Passage’s anticipated cash at the closing of the merger • Merger and combined financings will fund the company into early 2028, past significant value creation readouts in ACC and AML/MDS and potential commercial readiness • Remix management will operate pro forma company • Combined Board of Directors to be comprised of members in proportion to the ownership of Passage immediately following the closing.

CONFIDENTIAL 5 Remix Therapeutics • REM - 422, the first drug candidate observed to inhibit MYB with clinically meaningful activity in Adenoid Cystic Carcinoma (ACC) • Durable RECIST responses (43% ORR observed) in biomarker positive patients at RP2D; 100% Disease Control Rate • 24 mg Recommended Phase 2 Dose is generally well - tolerated • Fast - Track and Orphan Drug Designation granted in ACC, End - of - Phase 1 meeting complete • ACC Phase 2 cohort enrolling, expecting full enrollment in 2H 2026 • $600M+ US sales opportunity with potential meaningful further upside & potential launch in 2028 • AML/MDS: Responses observed in ongoing dose escalation study • Oncology discovery program targeting MYC - dependent cancers • $100M financing to fund Phase 2 trial readout in mid year 2027

Experienced management team with deep domain expertise



PETE SMITH
Co-Founder, President & CEO
H3 Biomedicine, Takeda, Millennium



HEATHER WASSERMAN
Chief Business / Operating Officer
Eli Lilly, Human Genome Sciences



MYTHILI KONERU
Chief Medical Officer
Legend, Marker, Eli Lilly



DOM REYNOLDS
Chief Scientific Officer
H3 Biomedicine, Forma, Millennium



MIKE WYZGA
Interim Chief Financial Officer
Vectory Tx, Yumanity Tx, Needham & Company, Citigroup

INVESTORS

ATLAS VENTURE
THE COLUMN GROUP
FORESITE CAPITAL
ARCH VENTURE PARTNERS
CASDIN CAPITAL LIFE SCIENCE INVESTMENTS
SURVEYOR
ALEXANDRIA.

BOARD

Matt Patterson
Chair

Maria Koehler, MD
Independent

Kevin Bitterman, PhD
Atlas Ventures

Linda Bain
Independent

Scott Biller, PhD
Independent

Michael Rome, PhD
Foresite Capital

Jeff Goater
The Column Group

Pete Smith, PhD
Remix CEO

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remix therapeutics

CONFIDENTIAL 7 Small molecule pipeline targeting high value oncology targets Anticipated Milestone Rights Clinical Pre - Clinical Discovery Indications Mechanism Target/Compound ORR / DoR Data Mid ’27 Adenoid Cystic Carcinoma mRNA degrader MYB/REM - 422 RP2D Data Mid '27 AML/MDS Entering clinic in ‘27 Others (e.g. BRCA, lymphoma, CRC) Entering clinic in ‘28 MYC - dependent cancers (~25% of all cancers) mRNA degrader Oncology program Oncology and CNS Degradation Additional Targets Not disclosed Multiple Therapeutic Areas Degradation Additional Targets

Adenoid Cystic Carcinoma has a high unmet medical need

ACC Sites by Organ[5]


Lacrimal Gland
Head & Neck (60-70%), predominantly salivary gland
Breast
Lung
Female Genital Tract
Skin

May present in other organs

- Malignant epithelial tumor arising predominantly **in salivary glands** and other glandular tissues; high rates of perineural invasion and **relentless growth/metastasis**
- **1,500+ new patients**[1] per year in the US; prevalence is ~13K – 16K[2]
- MYB genetic driver of the disease, **~60-65% are MYB Biomarker PE positive[3]**
- **MYB dysregulation** observed in **both subtypes** of ACC[4]
  - ~25-30% ACC-I
  - ~70-75% ACC-II
- High unmet need, **No FDA-approved treatments**

Critical need for a precision therapy that targets the molecular driver of ACC

[1] Boyle et al., *J Clin Oncol.* 2020; Wang et al., *Cancer Epidemiol.* 2026; Epiphany Partners Inc., *EpiOncology Custom Analysis*. 2026, [2] ClearView literature review and market research, [3] Remix Data on File, [4] Ferraroto et al., 2021, Remix data on file, [5] Li et al., *Cancer.* 2012;118(16):3945-3953

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remix therapeutics

Surgery is the standard of care, and up to 75% of patients will relapse



NCCN Guidelines
Newly Diagnosed
Amenable to local therapy?
Yes (70-90%)
No(10-30%)
Surgery or Radiation
50-75%
Recurrence / Metastasis
Yes
No
Clinical trial
VEGFR TKI*
Chemo
NCCN (category 2B): 11-15% ORR, 7-9 mo mPFS1,2
13% ORR 5-20 mo mPFS3
Active surveillance
Patients under active surveillance eventually need systemic therapy

High Unmet Need for Targeted Treatment

- Surgery standard of care
- Disease will recur in ~50-75%[4] of patients
- Nearly all patients with recurrence will require systemic treatment
- TKIs and chemo offer low response and tolerability challenges

*Lenvatinib, [1]Tchekmedyian et al., [2]J Clin Oncol. 2019, Locati et al., Cancer, 2020, [3] Laurie SA et al., Lancet Oncol 2011 [4]Putnam Associates, Qualitative Research (Q1 2021) & KOL discussions

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remix therapeutics

CONFIDENTIAL 10 REM - 422 the first MYB inhibitor in clinical development Majority of ACC patients express oncogenic MYB REM - 422 designed to induce degradation of MYB mRNA MYB Expression* MYB translocation drives high expression MYB Expression The majority of ACC patients expressing oncogenic MYB can potentially be addressed by REM - 422 The MYB poison exon is detectable using an IUO assay in clinical trials *Source: Tempus Lens Real - world database IUO = Investigational Use Only

CONFIDENTIAL 11 ACC PDX model Tumor regressions observed in additional 2 ACC PDX models Biomarker positive treated with REM - 422 REM - 422 demonstrated antitumor activity in biomarker positive ACC PDX models Biomarker/Poison Exon positive MYB NFIB ACC PDX model Biomarker/Poison Exon negative MYB NFIB Poison exon REM - 422 showed selective activity in Biomarker positive preclinical PDX models

A Poison Exon in MYB defines the majority of High-Risk ACC Patients

Molecular profiling data from 307 ACC patients[1]


~25-30% ACC-I
~70-75% ACC-II
ACC Subtype
86% PE +ve
53% PE +ve
PE-status

Poor prognosis regardless of ACC subtype[1]


Probability of Survival
100
75
50
25
0
0
10
20
30
40
50
60
Months
PE -ve
PE +ve

- MYB biomarker (Poison Exon) present in ~60-65% of ACC patients[1]
- MYB biomarker present Type I and Type II ACC[1]
- Associated with significantly worse OS[1]
- Potentially Predicts REM-422 sensitivity

[1]Source: Tempus AI and Remix Data on File

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CONFIDENTIAL 13 REM - 422 offers potential to become the new standard of care for ACC REM - 422 U.S. Sales Estimate: $600M + Potential projected US launch: 2028 CDx Testing Education Patient Support Scaling Potential U.S. Commercial Capabilities for REM - 422 ACC Patient Flow • Over the course of treatment journey, patients may have multiple recurrences • Most patients who recur will eventually require systemic treatment

CONFIDENTIAL 14 NON - CONFIDENTIAL CONFIDENTIAL 14 REM - 422 Phase 1 studies: • Adenoid Cystic Carcinoma • AML and High - Risk MDS

Ph1/2 ARIA (A study of REM-422 In Adenoid Cystic Carcinoma)

Ph1 DOSE ESCALATION (all-comers): N = 69

PRIMARY OBJECTIVE — SAFETY, RP2D
Secondary objectives — PK, PD and efficacy

- Recurrent or metastatic (R/M) ACC
- Tumor biopsies retrospectively assessed for MYB status

Dosing: oral REM-422 once daily



DL1 (3mg) N = 6
DL2 (6mg) N = 4
DL3 (13mg) N = 4
DL4 (18mg) N = 16
DL5 (24mg) N = 15
DL6 (30mg) N = 9
DL7 (38mg) N = 9
DL8 (48mg) N = 6

18 and 24mg doses evaluated to identify optimal dose

RP2D → 24mg

Ph2 COHORT (PE+): N = 40-50

PRIMARY OBJECTIVE — ORR (BICR)

Key Eligibility:

- R/M, locally advanced unresectable ACC
- Disease progression within 12m
- Biomarker positive tumor

Abbreviations: PK = Pharmacokinetics; PD = Pharmacodynamics; RP2D = Recommended Phase 2 Dose; R/M = Recurrent/Metastatic; ACC = Adenoid Cystic Carcinoma; DL = Dose Level; N = Number; ORR = Objective Response Rate; Ph = Phase; BICR = Blinded Independent Central Review

NCT #: NCT06118086

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CONFIDENTIAL 16 Phase 1 enrolled all - comers ACC and determined biomarker status retrospectively Datacut: 24Apr2026 Abbreviations: ECOG = Eastern Cooperative Oncology Group (Performance Status) *MYB PE positive + MYB IHC high/PE unknown & A CC Subtype as defined by Ferrarotto et al., 2021 41 (59%) 13 (19%) 8 (12%) 3 (4%) 3 (4%) 1 (1%) PRIMARY SITE Salivary • Major • Minor Non - Salivary • Trachea/Bronchial/Lung • Lacrimal • Breast • Esophageal 11 (16%) 35 (51%) 23 (33%) HISTOLOGY Solid/high - grade transformation Non - solid Unknown 18 (26%) 34 (49%) 17 (25%) ACC SUBTYPES & I II Unknown 35 (51%) 30 (43%) 4 (6%) BIOMARKER* Positive Negative Unknown 57 (20 - 82) AGE, MEDIAN (RANGE) 42 (61%) 27 (39%) SEX Female Male 59 (85%) 6 (9%) 4 (6%) RACE White Asian Not reported 44 (64%) 25 (36%) ECOG 0 1 17 (25%) 16 (23%) 36 (52%) PRIOR SYSTEMIC RX 0 1 2+ N = 69 N = 69 Demographics and disease characteristics

CONFIDENTIAL 17 REM - 422 PK/PD REM - 422 plasma exposure by dose level Abbreviations: PK = Pharmacokinetics; PD = Pharmacodynamics; RP2D = Recommended Phase 2 Dose 0 500 1000 1500 2000 Dose (mg) A U C 0 - 2 4 ( h * n g / m L ) R 2 = 0.80 C1D15 3 6 12 18 24 30 38 48 30mg Protein (IHC) Screening On Treatment MYB levels in tumor • Observed dose proportional increase in exposures • Robust target engagement observed in tumor biopsies • 24mg (RP2D) selected based on PK/PD, efficacy and safety results 6 18 24 30 38 48 -100 -80 -60 -40 -20 0 M Y B m R N A ( % p r e - t r e a t m e n t ) (1) (2) (1) (1) (2) (1) mg n mRNA

CONFIDENTIAL 18 Notes: TEAEs were reported using Medical Dictionary for Regulatory Activities, version 28.0; P ercentages rounded to nearest whole number ; # of subjects (%) reported in table Abbreviations: TEAE = Treatment - Emergent Adverse Event; TRAE = Treatment - Related Adverse Event; SAE = Serious Adverse Event; DLT = Dose - Limiting Toxicity; N = number; RP2D = Recommended Phase 2 Dose 48mg QD N = 6 38mg QD N = 9 30mg QD N = 9 24mg QD N = 15 18mg QD N = 16 12mg QD N = 4 6mg QD N = 4 3mg QD N = 6 6 (100) 9 (100) 7 (78) 15 (100) 15 (94) 4 (100) 3 (75) 4 (67) TRAE 4 (67) 6 (67) 2 (22) 1 (7) 3 (19) 1 (25) 0 1 (17) TRAEs ≥ Grade 3 1 (17) 2 (22) 2 (22) 0 1 (6) 0 0 0 Discontinuations due to TRAEs 5 (83) 7 (78) 2 (22) 8 (53) 9 (56) 1 (25) 1 (25) 0 Interruptions due to TRAEs 2 (33) 4 (44) 1 (11) 1 (7) 2 (13) 0 0 0 Dose reduction due to TRAEs 2 (33) 1 (11) 2 (22) 2 (13) 2 (13) 1 (25) 0 0 REM - 422 related SAEs Overall summary of AEs by starting dose level No DLTs observed at any dose level Tolerable Profile particularly at 24mg (RP2D)

TRAEs Gr3-4 by preferred term

	3mg QD N = 6	6mg QD N = 4	12mg QD N = 4	18mg QD N = 16	24mg QD N = 15	30mg QD N = 9	38mg QD N = 9	48mg QD N = 6	TOTAL N = 69
Lymphocyte count decreased	1 (17)	0	0	1 (6)	0	1 (11)	3 (33)	2 (33)	8 (12)
Neutrophil count decreased	0	0	0	0	0	0	1 (11)	1 (17)	2 (3)
White blood cell count decreased	0	0	0	0	0	0	1 (11)	1 (17)	2 (3)
Aspartate aminotransferase increased	0	0	0	0	0	0	0	1 (17)	1 (1)
Blood alkaline phosphatase increased	0	0	0	0	0	0	0	1 (17)	1 (1)
Anaemia	0	0	0	1 (6)	0	2 (22)	1 (11)	2 (33)	6 (9)
Fatigue	0	0	0	0	0	1 (11)	1 (11)	1 (17)	3 (4)
Face oedema	0	0	0	0	0	0	1 (11)	0	1 (1)
Malaise	0	0	0	0	0	0	1 (11)	0	1 (1)
Peripheral motor neuropathy	0	0	0	1 (6)	1 (7)	1 (11)	0	0	3 (4)
Peripheral sensory neuropathy	0	0	0	0	0	1 (11)	1 (11)	0	2 (3)
Muscular weakness	0	0	0	1 (6)	0	1 (11)	0	0	2 (3)
Acute kidney injury	0	0	0	0	0	0	1 (11)	0	1 (1)
Proteinuria	0	0	0	0	0	0	1 (11)	0	1 (1)
Epistaxis	0	0	1 (25)	0	0	0	0	1 (17)	2 (3)

Only 2 patients had Gr4 TRAEs: 1) 38mg: neutrophil and lymphocyte counts decreased 2) 48mg: lymphocyte count decreased

Minimal TRAEs Gr3-4 at 24mg (RP2D) underscores potential safety and tolerability

Notes: TRAEs were reported using Medical Dictionary for Regulatory Activities, version 28.0; Percentages rounded to nearest number; **# of subjects (%) reported in table**
Abbreviations: TRAE = Treatment-Related Adverse Event, SOC = Systems Organ Class, QD = once a day; RP2D = Recommended Phase 2 Dose.

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CONFIDENTIAL 20 Radiographic images Baseline On - treatment (M5) Note: Efficacy dataset includes all patients with measurable target lesions at baseline and at least 1 post - treatment scan (N = 60) -80 -60 -40 -20 0 20 40 Subjects B e s t % c h a n g e i n t a r g e t l e s i o n s Biomarker Status Biomarker Positive Biomarker Negative Unknown Ongoing ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ Change in tumor size from baseline by biomarker status Biomarker positive tumors demonstrated robust anti - tumor activity with many remaining on - treatment

CONFIDENTIAL 21 DCR (%) ORR (%) # of Responders N Response evaluable subgroup 95% 37% 7 19 BM+ ≥ 24mg 100% 43% 3 7 BM+ at 24mg Notes: 1) ORR includes uPR ; 2) Patients with starting doses ≥30mg who remain on treatment reduced to 24mg; 3) One patient (30mg) excluded due to treatment d isc ontinuation unrelated to REM - 422 during C1. Abbreviations: mDOT = median Duration of Treatment; mDOR = median Duration of Response; BM = Biomarker; DCR = Disease Control Rate; ORR = Objective Response Rate, N = Number; RP2D = Recommended Phase 2 Dose; uPR = unconfirmed PR Best percentage change in tumor size from baseline by dose -80 -60 -40 -20 0 20 40 60 B e s t % c h a n g e i n t u m o r s i z e 3mg 6mg 12mg 18mg 24mg (RP2D) 30mg 48mg38mg Ongoing ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ ➔ Subjects • Clinical responses achieved in biomarker positive tumors at doses of ≥12mg • In biomarker positive tumors, ORR = 43% and DCR = 100% indicates encouraging clinical activity at RP2D • Best clinical activity noted at 24mg (RP2D) due to both robust target engagement and tolerability

CONFIDENTIAL 22 Notes: *Treatment beyond progression; + = ongoing ; † Pt on tx - hold; A CC Subtype as defined by Ferrarotto et al., 2021 Abbreviations: cPR = confirmed PR; uPR = unconfirmed PR; Pt = Patient, TL = Target Lesions; Tx = treatment; DOT = Duration of Treatment; DOR = Duration of Response DOR (months) DOT (months) # Prior Lines of Therapy ACC Subtype Histology Response Dose Level Pt ID 15+ 23+ 0 ACC - II Solid component cPR 12mg 1 6+ 10+ 2+ ACC - I Cribriform cPR 18mg 2 6 20+ * 1 ACC - II Cribriform uPR 24mg 3 12+ 19+ 1 ACC - I Unknown cPR 24mg 4 13+ 19+ 2+ Unknown Solid component cPR 24mg 5 5+ 12+ 2+ Unknown Unknown cPR 38mg 6 1+ 16+ 2+ ACC - II Tubular uPR 38mg 7 2 5 2+ ACC - I Cribriform uPR 48mg 8 7+ 14+ 2 Unknown Unknown cPR 48mg 9 † Sustained objective responses demonstrated across ACC - I/II and irrespective of prior lines of therapy -80 -60 -40 -20 0 20 B e s t % c h a n g e i n t a r g e t l e s i o n s 1 3 5 7 9 11 13 15 17 19 21 23 25 Pt5 Pt6 Pt3Pt1 Pt7 Pt4Pt2 Pt8 Pt9 Months • Anti - tumor activity observed across ACC subtype, histologies , and after multiple lines of therapy (including ADCs) • Long durability with patients on therapy for up to 2 years and ongoing ( mDOR not reached) • Responses have deepened over time

CONFIDENTIAL 23 REM - 422 offers compelling value proposition in ACC • High unmet need in ACC, with no FDA - approved treatments • Therapeutic candidate designed to target molecular driver of ACC • Favorable clinical results • Robust results – 43% ORR at RP2D, 100% disease control rate • Long durability with patients on therapy for up to 2 years and ongoing ( mDOR not reached) • 24 mg RP2D: established biomarker selection in collaboration with Tempus AI • Generally well - tolerated with no DLTs • Oral, once daily dosing REM - 422: $600M+ U.S. opportunity with potential meaningful upside

CONFIDENTIAL 24 AML and High - Risk MDS are MYB - driven malignancies • Acute myelogenous leukemia (AML) & high - risk myelodysplastic syndrome (HR - MDS ) • ~25,000 treatable AML/HR - MDS patients in the US • MYB is a master transcriptional regulator of leukemogenesis • REM - 422 is active across multiple genetic subtypes in AML preclinical models (e.g. NPM1, FLT3, rMLL , IDH, p53, Ras etc ) Cancer Dependency Map data AML cell lines have a lineage - wide dependency on MYB

CONFIDENTIAL 25 REM - 422: Robust monotherapy/combination activity in AML models M4 (myelomonocytic) AML pt relapsed after chemotherapy with complex cytogenetics Vehicle REM - 422 10 mg/kg SURVIVAL BENEFIT IN PDX MODEL Monotherapy Activity ERADICATED hCD45+ AML BLASTS Combination Activity ADDITIVE/SYNERGISTIC ACTIVITY IN LEUKEMIA CELL PANEL REM - 422 has shown preclinical activity as a monotherapy and is additive/synergistic activity with multiple therapies NOTE: Preclinical results may not be predictive of clinical outcomes

Ph1 Study in Patients with R/R AML or HR-MDS

DOSE ESCALATION

PRIMARY OBJECTIVE — SAFETY, MTD, RP2D

Secondary and exploratory objectives — PK, PD and efficacy



Non-Azole cohorts
DL1 (3mg) No. treated = 4
DL2 (6mg) No. treated = 8
DL3 (12mg) No. treated = 5
DL4 (18mg) No. Treated = 4
DL5 (24mg) No. Treat = 5
30 mg dose level completed
Up to 2 dose levels evaluated to identify optimal dose
Azole cohorts
DL1 (1mg) No. treated = 3
DL2 (3mg) No. treated = 4
DL3 (6mg) No. treated = 5
DL4 (12mg) No. treated = 4
DL5 (18mg) No. treated = 4
DL6 (24mg) Treated = 5

RP2D →

EXPANSION PHASE (N=20)

PRIMARY OBJECTIVE — ORR

Secondary objectives PFS, DOR, OS, CBR, Safety

Consistent PK across both cohorts to date with no evidence of azole interaction

Dose escalation ongoing

MTD – Maximum tolerated dose, RP2D – recommended Phase 2 dose,
PK – pharmacokinetics, PD – pharmacodynamics, ORR – Overall Response Rate, PFS – Progression Free Survival,
DOR – Duration of Response,
OS – Overall Survival, CBR – Clinical Benefit Rate

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Preliminary Anti-tumor Activity. RP2D not reached

Indication	Dose (mg)	Prior Therapies	Cytogenetics /Mutations	Response
HR-MDS	6	Decitabine/cedazuridine, fludarabine, MUD, decitabine/cedazuridine	P53, MSH3, complex karyotype, monosomy 17	CR (durable 15 months ongoing)
AML	12	Venetoclax/Azacitidine	STAG2, TET2, SRSF2, CUX1, MPL	CR_i (durable for 6 months)
AML	12	Multiple including HSCT, Ven, MTX	PTPN11, PHF6	MLFS
HR-MDS	30	CD70 Ab/Aza, MUD, decitabine/cedazuridine	P53, DNMT3A, MRE11	CR_{uni}
HR-MDS	30	Magrolimab/Aza, Aza, lenalidomide	P53, ASXL1	CR_L

Dose dependent reduction of MYB mRNA levels was observed in bone marrow biopsies
Additional patients with blast count reductions observed in ongoing dose escalation study

CR = Complete Remission, Cri Complete Remission with Incomplete Recovery, CRuni = Complete Remission Unilineage, CRL = Complete Remission with Limited Count Recovery, MLFS = Morphological Leukemia-Free State

From live database last updated Mar 18, 2026

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REM-422 indication expansion potential in heme and solid tumors

	Disease	MYB dysregulation
	Breast Cancer	MYB high expression
	Lymphoma	Overexpression
	Colon Cancer	Overexpression
	Tumor agnostic	Fusion & amplification

MYB DEPENDENCY ACROSS SEVERAL LINEAGES (DepMap)


Selective cell lethality
Other
Myeloid
Lymphoid
Colon
-2.0
-1.5
-1.0
-0.5
0.0
MYB gene effect (Chronos)

MYB DYSREGULATION IN BREAST CANCER


PNAS

Mechanism of and requirement for estrogen-regulated *MYB* expression in estrogen-receptor-positive breast cancer cells


Cancer Cell

Article

Genetic interactions reveal distinct biological and therapeutic implications in breast cancer

PMIDs: 17690249 and 38593782

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CONFIDENTIAL 29 CONFIDENTIAL 29 Pipeline programs

Genetically Defined Diseases Patient Selection Criteria REMIX TARGETS & DRUGS DATA SCIENCE Integrated database of >350k internal and external transcriptome datasets Proprietary algorithms & AI/ML BIOLOGY & BIOMOLECULAR SCIENCES Functional & genetic validation of targets Fit for purpose high - throughput multiplexed screens MEDICINAL & COMPUTATIONAL CHEMISTRY Proprietary small molecule library targeting RNA/protein complexes RNA - protein complex structural biology

Targeting MYC, an oncogenic transcription factor dysregulated across cancer



Sustaining proliferative signals
Evading growth suppression
Avoiding immune destruction
Enabling replicative immortality
Tumour promoting inflammation
Invasion and metastasis
Inducing angiogenesis
Genome instability and mutation
Escaping programmed cell death
Deregulating cellular energetics
MYC

Llombart et al., eBioMedicine, 2021

Indication	Total US New Cases (k/yr)	MYC dysregulation
Diffuse large B-cell lymphoma (DLBCL)	16-20	c-MYC translocation
Burkitt lymphoma (BL)	3	
Ovarian	21	MYC amplification frequencies >20% (c-MYC, N-MYC, or L-MYC)
Esophageal	22	
Gastric	30	
Head and neck	58	
Pancreatic	67	
Colorectal	154	>1/3 of patients have c-MYC overexpression
Prostate	313	

Wang, *et al.*, 2024 Blood Cancer J
Blum *et al.*, 2004 Blood
Clipson *et al.*, 2015 J Pathol Clin Res
Schaub *et al.*, 2018 Cell Systems
US case numbers per SEER

- MYC amplification/activation occurs in ~28% of all tumors
- **Remix developing a novel mRNA degrader approach targeting a regulator of MYC to prevent signaling via all 3 MYC paralogs**

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CONFIDENTIAL 32 Discovery program targeting oncogenic MYC signaling high prevalence dysregulation across multiple solid and heme malignancies MYC - dependent upregulated pathways MYC - dependent downregulated pathways Small molecule mRNA degrader phenocopies genetic knockdown Regulator siRNA MYC siRNA Small molecule 0.1 1 10 100 1000 10000 0 5 10 15 20 RXSM-1244 Concentration (nM) F o l d C h a n g e Poison Exon inclusion mRNA reduction 0.1 1 10 100 1000 10000 0.0 0.5 1.0 RXSM-1244 Concentration (nM) F o l d C h a n g e qPCR, 24h, n = 3 Western Blot, 72h RXSM - 1244 Protein anti - β - actin DMSO Protein depletion Novel mRNA degraders potently reduce mRNA and protein levels through a poison exon inclusion mechanism IC 50 = 18 nM DC 50 = 30 nM

CONFIDENTIAL 33 RXSM - 1244 demonstrated potent mRNA and protein target engagement and robust tumor growth inhibition in a mouse CDX model protein reduction mRNA reduction Vehicle RXSM-1244 0 2 4 6 F o l d c h a n g e o v e r V e h i c l e Vehicle RXSM-1244 0.00 0.25 0.50 0.75 1.00 1.25 F o l d c h a n g e o v e r V e h i c l e QDx3 study. mRNA and protein analysis from samples collected 6 hr post - last dose poison exon inclusion anti - Target Protein anti - Vinculin RXSM - 1244 Vehicle • RXSM - 1244 showed well behaved rodent PK profile • Observed in vivo poison exon inclusion, concomitant mRNA degradation and protein reductions • Induced regressions in multiple MYC addicted cell - line derived xenograft models 0 5 10 15 20 25 30 0 250 500 750 1000 1250 Day of Treatment T u m o r V o l u m e ( m m 3 ) MYC - amplified CDX BWL = - 8.9%

Remix Therapeutics is Well-Positioned For Significant Growth

Experienced Management Team and Investors

- Strong Management Team with significant expertise growing and commercializing assets
- Robust investor syndicate led by Atlas, Column Group, Foresite, Arch, Casdin, Surveyor and Alexandria

Near-Term Inflection Points

- **REM-422 in ACC -** ORR and DoR data expected in mid'27
- **REM-422 in AML/MDS:** RP2D and initial data expected in mid'27
- **Discovery program** Development Candidate Progression

Strong Pro-Forma Balance Sheet

- ~$245MM of capital investment to date from top-tier investors
- Potential for over $1 billion in milestone payments and tiered royalties from collaboration with Roche
- $100MM PIPE 2H'26 and net cash from Passage Bio
- Expected pro-forma cash runway into 1H'28

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Disclaimers

Additional Information and Where to Find It

This presentation relates to a proposed transaction involving Passage Bio and Remix and may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Passage Bio intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that will contain a proxy statement of Passage Bio that will constitute a prospectus with respect to shares of Passage Bio stock to be issued in the proposed transaction (the "Proxy Statement/Prospectus"). Passage Bio may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Passage Bio may file with the SEC. INVESTORS AND SECURITYHOLDERS OF PASSAGE BIO AND REMIX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED BY PASSAGE BIO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Passage Bio and Remix stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Passage Bio, Remix and the proposed transaction that will be filed with the SEC by Passage Bio through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Passage Bio will also be available free of charge on Passage Bio's website at www.passagebio.com or by contacting Passage Bio's investor relations department by email at investors@passagebio.com.

No Offer or Solicitation

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Passage Bio, Remix and their respective directors and executive officers may be deemed to be "participants" (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from Passage Bio's stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Passage Bio's stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the proposed transaction, which is expected to be filed with the SEC by Passage Bio. Information regarding Passage Bio's directors and executive officers is also available in Passage Bio's most recent Annual Report on Form 10-K and in its definitive proxy statement for its 2026 annual meeting of stockholders filed with the SEC on April 7, 2026. Investors and securityholders of Passage Bio and Remix are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by Passage Bio carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

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NON - CONFIDENTIAL CONFIDENTIAL 35 Thank you.